   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1997


                                                      REGISTRATION NO. 333-29013
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      AND
                          POST-EFFECTIVE AMENDMENT TO
                      REGISTRATION STATEMENT NO. 33-62395
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              VORNADO REALTY TRUST
                                      and
                              VORNADO REALTY L.P.
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

                     MARYLAND                                          22-1657560
                     DELAWARE                                          13-3925979
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                    ORGANIZATION)                         (IRS EMPLOYER IDENTIFICATION NUMBER)
              PARK 80 WEST, PLAZA II,                                 JOSEPH MACNOW
          SADDLE BROOK, NEW JERSEY 07663                         PARK 80 WEST, PLAZA II,
                  (201) 587-1000                             SADDLE BROOK, NEW JERSEY 07663
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                      (201) 587-1000
   NUMBER, INCLUDING AREA CODE, OF REGISTRANTS'     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
           PRINCIPAL EXECUTIVE OFFICES)            NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------
                                   COPIES TO:

                           PATRICIA A. CERUZZI, ESQ.
                           JANET T. GELDZAHLER, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than Underwriting Compensation, are as follows:

        SEC registration fee..........................................  $  489,090.91
        Printing and engraving expenses...............................  $  500,000.00
        Legal fees and disbursements..................................  $1,000,000.00
        Accounting fees and disbursements.............................  $  300,000.00
        Transfer Agent's, Depositary's and Trustee's fees and
          disbursements...............................................  $  100,000.00
        Blue Sky fees and expenses....................................  $  100,000.00
        Miscellaneous (including listing and rating agency fees)......  $1,000,000.00
                                                                          -----------
                  Total...............................................  $3,489,090.91
                                                                          ===========

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its declaration of trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Vornado's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

     Vornado's Bylaws require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any trustee or officer who, at the request of Vornado, serves or has served another trust, corporation or other entity as a director, officer, partner, or trustee and (c) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. However, Maryland law prohibits Vornado from indemnifying a trustee or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Vornado's Bylaws permit it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status upon Vornado's receipt of (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of Vornado pursuant to the foregoing provisions or otherwise, Vornado has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

     The First Amended and Restated Agreement of Limited Partnership, dated as of April 15, 1997 (the "Partnership Agreement"), of the Operating Partnership provides, generally, for the indemnification of an "indemnitee" against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of the Operating Partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes
(i) any person made a party to a proceeding by reason of its status as (A) the general partner of the Operating Partnership, (B) a limited partner of the Operating Partnership or (C) an officer of the Operating Partnership or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or the Operating Partnership) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Operating Partnership, and in no event may an Indemnitee subject the limited partners of the Operating Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, the Operating Partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Operating Partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

ITEM 16.  EXHIBITS.

EXHIBIT
  NO.                                          EXHIBIT
-------  ------------------------------------------------------------------------------------
 1.1*    Form of Underwriting Agreement (for Common Shares)
 1.2*    Form of Underwriting Agreement (for Preferred Shares)
 1.3*    Form of Underwriting Agreement (for Debt Securities)
 3.1     Amended and Restated Declaration of Trust of Vornado, amended April 3, 1997
         (incorporated by reference to Exhibit 3.1 of Vornado's Registration Statement on
         Form S-8 (File No. 333-29011), filed on June 12, 1997)
 3.2     By-laws of Vornado, as amended on April 28, 1997 (incorporated by reference to
         Exhibit 3(b) of Vornado's Quarterly Report on Form 10-Q for the period ended March
         31, 1997 (File No. 001-11954), filed on May 14, 1997)
 3.3     First Amended and Restated Agreement of Limited Partnership of the Operating
         Partnership, dated as of April 15, 1997 (incorporated by reference to Exhibit 3.1 of the Operating Partnership's Registration Statement on Form 10 (File No. 000-22685),
         filed on June 12, 1997)
 4.1     Specimen certificate representing Vornado's Common Shares of Beneficial Interest, par value $0.04 per share (incorporated by reference to Exhibit 4.1 of Amendment No.
         1 to Vornado's Registration Statement on Form S-3 (File No. 33-62395), filed on
         October 26, 1995)
 4.2     Specimen certificate representing Vornado's $3.25 Series A Preferred Shares of
         Beneficial Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.2 of Vornado's Current Report on Form 8-K, dated April 3,
         1997 (File No. 001-11954), filed on April 8, 1997)
 4.3     Articles Supplementary Classifying Vornado's $3.25 Series A Preferred Shares of
         Beneficial Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.1 of Vornado's Current Report on Form 8-K, dated April 3,
         1997 (File No. 001-11954), filed on April 8, 1997)
 4.4**   Form of Indenture for Senior Debt Securities
 4.5**   Form of Senior Debt Security (included in Exhibit 4.4)
 4.6**   Form of Indenture for Subordinated Debt Securities

EXHIBIT
  NO.                                          EXHIBIT
-------  ------------------------------------------------------------------------------------
 4.7**   Form of Subordinated Debt Security (included in Exhibit 4.6)
 4.8     Form of Deposit Agreement (incorporated by reference to Exhibit 4.6 of Amendment No.
         1 to Vornado's Registration Statement on Form S-3 (File No. 33-52441), filed on May
         12, 1994)
 4.9     Form of Depositary Receipt (included in Exhibit 4.8)
 5.1**   Opinion of Ballard Spahr Andrews & Ingersoll
 5.2**   Opinion of Sullivan & Cromwell
 8.1**   Tax opinion of Sullivan & Cromwell
 8.2**   Tax opinion of Shearman & Sterling
12**     Statement Regarding Computation of Consolidated Ratios of Earnings to Fixed Charges
         and Combined Fixed Charges and Preferred Share Dividend Requirements
23.1     Consent of Deloitte & Touche LLP
23.2     Consents of Friedman Alpren & Green LLP
23.3     Consent of KPMG Peat Marwick LLP
23.4**   Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as
         Exhibit 5.1)
23.5**   Consent of Sullivan & Cromwell (included in its opinions filed as Exhibit 5.2 and
         Exhibit 8.1)
23.6**   Consent of Shearman & Sterling (included in its opinion filed as Exhibit 8.2)
23.7**   Consent of Deloitte & Touche LLP
23.8**   Consent of Arthur Andersen LLP
24.1**   Powers of Attorney (included on signature page to Vornado's and the Operating
         Partnership's Registration Statement on Form S-3 (File No. 333-29013) filed on June
         12, 1997)
25.1**   Statement of Eligibility of Senior Trustee on Form T-1
25.2**   Statement of Eligibility of Subordinated Trustee on Form T-1


---------------
  * To be filed on a Current Report on Form 8-K.
 ** Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

OTHER

     The Operating Partnership hereby states that it reasonably believes that the Debt Securities being registered hereunder will be "investment grade securities" (as defined in General Instruction I.B.2. of Form S-3) by the time of sale of such securities.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 4 to their Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook and State of New Jersey, on September 18, 1997.


                                          VORNADO REALTY TRUST,
                                          a Maryland real estate investment
                                          trust

                                          By: /s/      STEVEN ROTH
                                            ------------------------------------
                                                        Steven Roth
                                             Chairman of the Board of Trustees
                                               (Principal Executive Officer)

                                          VORNADO REALTY L.P.,
                                          a Delaware limited partnership

                                          By: Vornado Realty Trust
                                          Its: General Partner

                                          By: /s/      STEVEN ROTH
                                            ------------------------------------
                                                        Steven Roth
                                             Chairman of the Board of Trustees
                                               (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person listed below has signed this Amendment No. 4 to the Registration Statement (i) in their capacity as an officer or trustee of Vornado Realty Trust ("Vornado"), on behalf of Vornado and (ii) as an officer or trustee of Vornado, in its capacity as general partner of Vornado Realty L.P.



                SIGNATURE                                TITLE                     DATE
------------------------------------------    ----------------------------  -------------------

             /s/ STEVEN ROTH                  Chairman of the Board of      September 18, 1997
------------------------------------------      Trustees (Principal
               Steven Roth                      Executive Officer)

                    *                         President and Trustee         September 18, 1997
------------------------------------------
          Michael D. Fascitelli

                    *                         Co-Chairman of the Board of   September 18, 1997
------------------------------------------      Trustees and Chief
            Bernard H. Mendik                   Executive Officer of the
                                                Mendik Division

            /s/ JOSEPH MACNOW                 Vice President -- Chief       September 18, 1997
------------------------------------------      Financial Officer and
              Joseph Macnow                     Controller (Principal
                                                Financial and Accounting
                                                Officer)

                    *                         Trustee                       September 18, 1997
------------------------------------------
             David Mandelbaum

                    *                         Trustee                       September 18, 1997
------------------------------------------
              Stanley Simon

                    *                         Trustee                       September 18, 1997
------------------------------------------
             Richard R. West

                    *                         Trustee                       September 18, 1997
------------------------------------------
             Ronald G. Targan

                    *                         Trustee                       September 18, 1997
------------------------------------------
          Russell B. Wight, Jr.

          *By: /s/ JOSEPH MACNOW
------------------------------------------
              Joseph Macnow
             Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                            EXHIBIT
-------   -------------------------------------------------------------------------------------
 1.1*     Form of Underwriting Agreement (for Common Shares)
 1.2*     Form of Underwriting Agreement (for Preferred Shares)
 1.3*     Form of Underwriting Agreement (for Debt Securities)
 3.1      Amended and Restated Declaration of Trust of Vornado, amended April 3, 1997
          (incorporated by reference to Exhibit 3.1 of Vornado's Registration Statement on Form
          S-8 (File No. 333-29011), filed on June 12, 1997)
 3.2      By-laws of Vornado, as amended on April 28, 1997 (incorporated by reference to
          Exhibit 3(b) of Vornado's Quarterly Report on Form 10-Q for the period ended March
          31, 1997 (File No. 001-11954), filed on May 14, 1997)
 3.3      First Amended and Restated Agreement of Limited Partnership of the Operating
          Partnership, dated as of April 15, 1997 (incorporated by reference to Exhibit 3.1 of the Operating Partnership's Registration Statement on Form 10 (File No. 000-22685),
          filed on June 12, 1997)
 4.1      Specimen certificate representing Vornado's Common Shares of Beneficial Interest, par
          value $0.04 per share (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to
          Vornado's Registration Statement on Form S-3 (File No. 33-62395), filed on October
          26, 1995)
 4.2      Specimen certificate representing Vornado's $3.25 Series A Preferred Shares of
          Beneficial Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.2 of Vornado's Current Report on Form 8-K, dated April 3, 1997
          (File No. 001-11954), filed on April 8, 1997)
 4.3      Articles Supplementary Classifying Vornado's $3.25 Series A Preferred Shares of
          Beneficial Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K, dated April 3,
          1997 (File No. 001-11954), filed on April 8, 1997)
 4.4**    Form of Indenture for Senior Debt Securities
 4.5**    Form of Senior Debt Security (included in Exhibit 4.4)
 4.6**    Form of Indenture for Subordinated Debt Securities
 4.7**    Form of Subordinated Debt Security (included in Exhibit 4.6)
 4.8      Form of Deposit Agreement (incorporated by reference to Exhibit 4.6 of Amendment No.
          1 to the Company's Registration Statement on Form S-3 (File No. 33-52441), filed on
          May 12, 1994)
 4.9      Form of Depositary Receipt (included in Exhibit 4.8)
 5.1**    Opinion of Ballard Spahr Andrews & Ingersoll
 5.2**    Opinion of Sullivan & Cromwell
 8.1**    Tax opinion of Sullivan & Cromwell
 8.2**    Tax opinion of Shearman & Sterling
12**      Statement Regarding Computation of Consolidated Ratios of Earnings to Fixed Charges
          and Combined Fixed Charges and Preferred Share Dividend Requirements
23.1      Consent of Deloitte & Touche LLP
23.2      Consents of Friedman Alpren & Green LLP
23.3      Consent of KPMG Peat Marwick LLP
23.4**    Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as
          Exhibit 5.1)
23.5**    Consent of Sullivan & Cromwell (included in its opinions filed as Exhibit 5.2 and
          Exhibit 8.1)
23.6**    Consent of Shearman & Sterling (included in its opinion filed as Exhibit 8.2)
23.7**    Consent of Deloitte & Touche LLP
23.8**    Consent of Arthur Andersen LLP
24.1**    Powers of Attorney (included on signature page to Vornado's and the Operating
          Partnership's Registration Statement on Form S-3 (File No. 333-29013) filed on June
          12, 1997)
25.1**    Statement of Eligibility of Senior Trustee on Form T-1
25.2**    Statement of Eligibility of Subordinated Trustee on Form T-1


---------------
  * To be filed on a Current Report on Form 8-K.

 ** Previously filed.